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EXHIBIT 5.1

OPINION OF BROBECK, PHLEGER & HARRISON LLP

March 5, 2002

Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, CA 94608

  Re:
  Ask Jeeves, Inc. Registration Statement on Form S-3 for Resale of Shares of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Ask Jeeves, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale of a number of shares of Common Stock (the "Shares") with a value of $1,250,000, as described in and valued in accordance with, the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's Amended and Restated Certificate of Incorporation and Bylaws, the resolutions adopted by the Board of Directors of the Company by unanimous written consents effective as of February 4, 2002 and February 7, 2002 in connection with the original issuance and sale of the Shares, and a certificate of the Company's Secretary and General Counsel regarding (among other things) the consideration to be received upon the original issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares are duly authorized, and when issued in the manner described in the Registration Statement and upon receipt of the consideration therefor will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,
/s/ BROBECK, PHLEGER & HARRISON LLP
BROBECK, PHLEGER & HARRISON LLP

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  EXHIBIT 5.1